Exhibit 10.2

STOCK OPTION AGREEMENT

Under the RenovaCare, Inc.

2013 Long Term Incentive Plan

THIS STOCK OPTION AGREEMENT dated as of the 22 day of May, 2020 between RenovaCare, Inc., a Nevada Corporation having an office at (the “Company”), and ▲ (the “Optionee”).

The Optionee is an employee, officer, director of or a consultant to the Company (collectively, “Company Relationship”).

In connection with the Optionee’s Company Relationship, the Company desires to grant to Optionee certain stock options, on the terms and conditions hereinafter set forth.

Accordingly, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived here from, the parties hereto agree as follows:

1. Grant of Stock Option.

Subject to the provisions of this Agreement and to the provisions of the RenovaCare, Inc. 2013 Long Term Incentive Plan (the “Plan”), the Company hereby grants to the Optionee as of May 22, 2020 (the “Grant Date”) the right and option (the “Stock Option”) to purchase ▲ thousand (▲) shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), which shares shall become vested and exercisable according to the schedule and at the exercise price set forth in Section 2 hereof. The Stock Option is intended to qualify as an Incentive Stock Option, within the meaning of Section 422 of the Internal Revenue Code, as amended (the “Code”). Unless earlier terminated pursuant to the terms of this Agreement, the Stock Option shall expire on the sixth anniversary of the date hereof unless earlier terminated pursuant to the terms of this Agreement. Unless otherwise specified, capitalized terms not defined herein shall have the meaning set forth in the Plan.

2. Vesting and Exercisability of the Stock Option.

(a) Vesting. Subject to remaining employed by the Company through the following dates, the Stock Option shall become vested and exercisable as follows:

Vesting Date	Number of Shares Vesting and as to Which This Stock Option is Exercisable	Initial Exercise Price
May 22, 2020	▲	$1.40
May 22, 2021	▲	$1.40

Except as otherwise specifically provided herein, upon the termination the Company Relationship the portion of the Stock Option that is not vested as of such date, subject to and in accordance with the provisions of this Section 2, shall cease vesting and terminate immediately.

(b) Acceleration upon Change in Control. In the event that, following a Change of Control (as defined below), the Company Relationship is terminated prior to the 1st anniversary of Grant Date, then all unvested stock option hereunder, regardless of date or condition of vesting, shall vest as of the date of such termination. If, upon the Change of Control, (i) the Company shall cease to be a stand-alone publicly traded entity, or (ii) the acquiring entity is unwilling to assume the equity in an economically equivalent manner, then in either event, all equity shall be deemed to have vested two (2) days prior to the Change of Control, but only if such Change of Control shall actually be consummated.

For the purposes this Agreement, “Change of Control” shall mean (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than any individual, entity or group which, as of the date of this Agreement, beneficially owns more than ten percent (10%) of the then outstanding shares of common stock of the Company (the “Common Stock”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the then outstanding Common Stock; provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries of fifty percent (50%) or more of outstanding Common Stock shall not constitute a Change of Control, and provided, further, that any acquisition by an entity with respect to which, following such acquisition, more than fifty percent (50%) of the then outstanding equity interests of such entity, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Common Stock immediately prior to such acquisition of the outstanding Common Stock, shall not constitute a Change in Control; or (ii) the consummation of (A) a reorganization, merger or consolidation (any of the foregoing, a “Merger”), in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Common Stock immediately prior to such Merger do not, following such Merger, beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock of the corporation resulting from Merger, or (iii) the sale or other disposition of all or substantially all of the assets of the Company, excluding (a) a sale or other disposition of assets to a subsidiary of the Company; and (b) a sale or other disposition of assets to any individual, entity or group which, as of the date of this Agreement, beneficially owns more than ten percent (10%) of the then outstanding Common Stock.

(c) If the Company Relationship is terminated by the Company prior to the 1st anniversary of the Grant Date, then all unvested stock option hereunder, regardless of date or condition of vesting, shall vest as of the date of such termination.

3. Method of Exercise of the Stock Option.

(a) The portion of the Stock Option as to which the Optionee is vested shall be exercisable by delivery to the Company of a written or electronic notice, substantially in the form of Exhibit A hereto, stating the number of whole shares to be purchased pursuant to this Agreement and accompanied by payment of the full purchase price of the shares of Common Stock to be purchased (the “Exercise Notice”). Fractional share interests, if any, shall be disregarded except that they may be accumulated.

(b) The exercise price of the Stock Option shall be paid: (i) in cash or by certified check or bank draft payable to the order of the Company; (ii) by delivering, along with a properly executed exercise notice to the Company, a copy of irrevocable instructions to a broker to deliver promptly to the Company the aggregate exercise price and, if requested by the Optionee, the amount of any applicable federal, state, local or foreign withholding taxes required to be withheld by the Company, provided, however, that such exercise may be implemented solely under a program or arrangement established and approved by the Company with a brokerage firm selected by the Company; (iii) at any time prior to the Company’s listing of any of its securities for trading on a national stock exchange, pursuant to “a net issue” or “cashless” exercise pursuant to Section 3(c) below; or, (iv) by any other procedure approved by the Board or its Compensation Committee, if any, or by a combination of the foregoing.

(c) Subject to the provisions of Section 3(b) (iii) above, in lieu of exercising this Stock Option pursuant to Section 3(b) (i) and (ii) above the Optionee may elect to receive Option Shares equal to the value of this Stock Option (or portion thereof being exercised) by delivery of the Exercise Notice together with this Stock Option Agreement to the Company, in which event the Company shall issue to the Optionee a number of Option Shares computed using the following formula:

Y (A-B)

X = ———————

A

Where:	X	=	the number of the Option Shares to be issued to the Optionee.

	Y	=	the number of the vested Option Shares purchasable under this Stock Option or if only a portion of this Stock Option is being exercise, the portion being exercised.

	A	=	the fair market value of one share of the Company’s common stock on the date prior to the date of exercise.

	B	=	the per share Exercise Price (as adjusted to the date of such calculation).

Fair Market Value.

For purposes of this Section 3(c), the per share fair market value of the Option Shares shall mean:

(i) If the Company’s Common Stock is publicly traded, the per share fair market value of the Warrant Shares shall be the average of the closing prices of the Common Stock as quoted on the OTC Market Group’s Pink Sheets or the OTCQB for the five trading days prior to the date of exercise;

(ii) If the Company’s Common Stock is not so publicly traded, the per share fair market value of the Option Shares shall be such fair market value as is determined in good faith by the Board of Directors of the Company after taking into consideration factors it deems appropriate, including, without limitation, recent sale and offer prices of the capital stock of the Company in private transactions negotiated at arm’s length.

4. Termination of Employment Other Than Due to Death or Disability.

(a) Except as provided in Section 4(b) below with regard to the Optionee’s termination of employment for Cause or following an event that would be grounds for a termination of employment for Cause, and Section 5 below with regard to the Optionee’s termination of employment due to death or Disability, in the event of the Optionee’s termination of employment, the portion of the Stock Option, if any, which is vested and exercisable at the time of such termination may be exercised prior to the first to occur of (a) the expiration of the a one year period which commences on the date of termination and expires on the first anniversary of such date of termination or (b) the expiration date of the term of this Stock Option. There shall be no further vesting after the date of such termination of employment.

(b) In the event of the Optionee’s termination of employment for Cause (as defined in the Employment Agreement), the Optionee’s entire Stock Option (whether or not vested) shall be forfeited and canceled in its entirety upon the date such termination of employment. There shall be no further vesting after the date of such termination of employment.

(c) Nothing in this Agreement or the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any of its subsidiaries or affiliates or interfere in any way with the right of the Company or any such subsidiaries or affiliates to terminate the Optionee’s employment at any time.

5. Death or Disability of Optionee. In the event of the termination of the Company Relationship due to death (or, in the event of the Optionee’s death following termination of the Company Relationship while the Stock Option remains exercisable) the portion of the Stock Option, if any, which is exercisable at the time of death may be exercised by the Optionee’s estate or by a person who acquired the right to exercise such Stock Option by bequest or inheritance or otherwise by reason of the death of the Optionee at any time prior to the first to occur of (a) twelve (12) months after the date of death or (b) the expiration date of the term of this Stock Option. In the event of the Optionee’s termination of employment due to Permanent Disability (as defined below), the portion of the Stock Option, if any, which is exercisable at the time of such termination of the Company Relationship for Disability may be exercised by the Optionee or the Optionee’s guardian or legal representative at any time prior to the first to occur of (a) twelve (12) months after such termination of the Company Relationship or (b) the expiration date of the term of this Stock Option. There shall be no further vesting after the date of such termination of the Company Relationship. For purposes of this Agreement, “Permanent Disability” shall mean the inability of the Employee to perform the essential functions of one or more of his primary duties as a result of his incapacity, despite any reasonable accommodation required by law, due to bodily injury or disease or any other mental or physical illness, which inability continues for a period of sixty (60) Business Days, which need not be consecutive, within any three hundred sixty five (365) day period. A “Business Day” shall mean any day other than weekends and US federal holidays.

6. Non-transferability of the Stock Option. The Stock Option is non-transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and the Stock Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by the Optionee’s guardian or legal representative or any transferee described above.

7. Tax Matters.

(a) Section 422 Requirement. The Shares granted hereby are intended to qualify as “incentive stock options” under Section 422 of the Code. Notwithstanding the foregoing, the Shares will not qualify as “incentive stock options,” if, among other events, (a) the Optionee disposes of the Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option; (b) except in the event of the Optionee’s death or disability (as described in Section 5 above), the Optionee is not employed by the Company, a parent or a subsidiary at all times during the period beginning on Grant Date and ending on the day that is three (3) months before the date of exercise of any Shares; or (c) to the extent the aggregate fair market value of the Shares subject to “incentive stock options” held by the Optionee which become exercisable for the first time in any calendar year (under all plans of the Company, a parent or a subsidiary) exceeds $100,000. For purposes of clause this paragraph, the “fair market value” of the Shares shall be determined as of the Grant Date in accordance with the terms of the Plan.

(b) Disqualifying Disposition. To the extent that any Shares do not qualify as an “incentive stock option,” it shall not affect the validity of such Shares and shall constitute a separate non-qualified stock option. In the event that the Optionee disposes of the Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Optionee must deliver to the Company, within seven (7) days following such disposition, a written notice specifying the date on which such shares were disposed of, the number of shares so disposed, and, if such disposition was by a sale or exchange, the amount of consideration received.

(c) Withholding. No later than the date of exercise of the Stock Option granted hereunder, the Optionee shall pay to the Company or make arrangements satisfactory to the Board or its Compensation Committee, if any, regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Stock Option and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Optionee, federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Stock Option.

The Optionee should consult with a tax advisor before exercising the Stock Option or disposing of the Shares to obtain advice as to the consequences of such exercise or disposition.

8. Rights as a Stockholder. An Optionee or a transferee of the Stock Option shall have no rights as a stockholder with respect to any shares covered by such Stock Option until the date when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date a stock certificate is issued, except as provided in the Plan.

9. Adjustment in the Event of Change in Stock. In accordance with Article 12 of the Plan, in the event of any change in Corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), and the number and kind of shares subject to the Stock Option and/or the exercise price per share will be adjusted. The determination of the Board or a duly appointed Compensation Committee thereof regarding any adjustment will be final and conclusive.

10. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING THE EMPLOYMENT OR BUSINESS RELATIONSHIP AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING ENGAGED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

11. Other Restrictions.

(a) Board Discretionary Action. The exercise of the Stock Option shall be subject to the requirement that, if at any time the Board or its Compensation Committee, if any, shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the Optionee with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such listing, registration, qualification, consent, or approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board or its Compensation Committee, if any.

(b) Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares of Stock upon exercise of the Stock Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Stock Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Stock Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Stock Option be in effect with respect to the shares issuable upon exercise of the Stock Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Stock Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE STOCK OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE STOCK OPTION IS VESTED. Questions concerning this restriction should be directed to the Company’s General Corporate Counsel or the Chief Financial Officer of the Company. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Stock Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Stock Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

(c) Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Stock Option in the possession of the Optionee in order to carry out the provisions of this Section. The Company may, but will in no event be obligated to, register any securities issuable upon the exercise of all or any portion of the Stock Option pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Stock Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. The certificates representing shares issued to Optionee hereunder shall bear such legends as Company determines appropriate referring to restrictions on the transfer of such shares imposed by this Agreement and such other legends as are required or appropriate under applicable law.

(d) Trading Restrictions. The Company may establish periods from time to time during which the Optionee’s ability to engage in transactions involving the Company’s stock is subject to specific restrictions (“Restricted Periods”). Notwithstanding any other provisions herein, the Optionee may not exercise Stock Options during an applicable Restricted Period unless such exercise is specifically permitted by the Company (in its sole discretion). The Optionee may be subject to a Restricted Period for any reason that the Company determines appropriate, including, Restricted Periods generally applicable to employees or groups of employees or Restricted Periods applicable to the Optionee during an investigation of allegations of misconduct or conduct detrimental to the Company by the Optionee.

12. Notices. Any notice or other communication required or permitted pursuant to this Agreement shall be in writing and addressed as follows:

If to the Company:

RenovaCare, Inc.

4 Becker Farm Road

Suite 105

Roseland, NJ 07068

Attention: Alan L. Rubino

Email Address: arubino@renovacareinc.com

If to the Employee, to the following address:

▲

Email Address: ▲

or, to such other address or facsimile number as any Party shall have furnished to the other in writing in accordance with this Section 12.

Notices sent in accordance with this Section shall be deemed effectively given: (a) when received, if delivered by hand (with written confirmation of receipt); (b) when received, if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail (in each case, with confirmation of transmission), if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

13. Effect of Agreement. Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any transferee or successor of the Optionee pursuant to Section 6.

14. Severability. The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If the final judgment of a court of competent jurisdiction declares that any provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, and is hereby directed, to reduce the scope, duration or area of the provision, to delete specific words or phrases and to replace any invalid or unenforceable provision with a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision and this Agreement shall be enforceable as so modified.

15. Conflicts and Interpretation. This Agreement is subject to all the terms, conditions and provisions of the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, any term which is not defined in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Board or its Compensation Committee, if any has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

16. Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

17. Amendment. This Agreement may not be modified, amended or waived except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

18. Term. The term of this Agreement is six years from the Grant Date, unless terminated prior to such date in accordance with the provisions herein.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

20. Interpretation. For purposes of this Agreement, (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Sections, Exhibits and Schedules refer to the Sections of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. Any Exhibits or Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

20. Laws Applicable to Construction. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Nevada without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Nevada.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Optionee have executed and delivered this Agreement effective as of the date first above written.

RENOVACARE, INC.

BY: ____________________________

Name: Alan L. Rubino

Title: President and Chief Executive Officer

OPTIONEE

_______________________________

Name: ▲

Exhibit A

To the Stock Option Agreement Dated as of May 22, 2020

Between

RenovaCare, Inc. and ▲

__________

Form of Notice of Exercise of Stock Option

Ladies and Gentlemen:

This letter constitutes an unconditional and irrevocable notice that I hereby exercise [all] [a portion] of the Stock Option(s) granted to me by RenovaCare, Inc., a Nevada corporation (the “Company”) on May 22, 2020 (“date of grant” at a fair market value of US$ ______ per Share (equal to the closing price of the Shares of Common Stock of the Company on the day prior to the date of grant). Pursuant to the terms of such Stock Option(s), I wish to purchase _______________ Shares of the Common Stock covered by such Stock Option(s) at the Exercise Price(s) of US$ ______ per Share or $________________in the aggregate. Payment being made as follows pursuant to (check as appropriate): { }Section 3(b)(i); { }Section 3(b)(ii); { }Section 3(b)(iii) and (c); or { }Section 3(b)(iv) of the Stock Option Agreement dated as of May 22, 2020 between me and the Company and calculated as follows (and subject to the Company’s confirmation):

These Shares should be delivered as follows:

Name:

Address:

Social Security Number:

I represent that I will not dispose of such Shares in any manner that would involve a violation of applicable securities laws.

Dated:	By:

Name:

Email:

Phone: